Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Formation Jurisdiction
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
Braspenco Indústria de Compostos de Plásticos Ltda.	Brazil
Burton Rubber Company	Delaware
Butler Brothers, Inc. (49% owned)	Minnesota
Canada Films Venture, Inc.	Ontario
Chromatics, Inc.	Connecticut
Colorant Chromatics AB	Finland
Colorant Chromatics AG	Switzerland
Colorant Chromatics Europe B.V.	Netherlands
Colorant Chromatics Trading Shanghai, Ltd.	China
Colorant GmbH	Germany
ColorMatrix Argentina S.A.	Argentina
ColorMatrix Asia Limited	Hong Kong
ColorMatrix Corporation, The	Ohio
ColorMatrix do Brasil Indústria e Comércio de Pigmentos e Aditivos Ltda.	Brazil
ColorMatrix Europe BV	Netherlands
ColorMatrix Europe Limited	United Kingdom
ColorMatrix Group, Inc.	Delaware
ColorMatrix Holdings, Inc.	Delaware
ColorMatrix Plastic Colorant (Suzhou) Co. Ltd.	China
ColorMatrix Russia LLC	Russia
ColorMatrix South Africa (Pty) Ltd.	South Africa
ColorMatrix UK Holdings Limited	United Kingdom
ColorMatrix UK Limited	United Kingdom
ColorMatrix-Brazil, LLC	Ohio
COMPTEK Kunststoffverarbeitung GmbH	Germany
Conexus, LLC	Nevada
Franklin-Burlington Plastics, Inc.	Delaware
Geon Company Australia Limited, The	Australia
Geon Development, Inc.	Ohio
Glasforms, Inc.	California
GLS Hong Kong Limited	China
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd.	China
GLS Trading (Suzhou) Co., Ltd.	China
GSDI Specialty Dispersions, Inc.	Ohio
Hanna France S.à.r.l.	France
Hanna-Itasca Company	Delaware
Hanna Proprietary Limited	Delaware
Hansand Steamship Company (33% owned)	Delaware
Hollinger Development Company	Nevada
Juffali-PolyOne Master Batches Company (51% owned)	Saudi Arabia
Kimberly Iron (14% owned)	Michigan
L.E. Carpenter & Company	Delaware
M.A. Hanna Asia Holding Company	Delaware

Name	Formation Jurisdiction
M.A. Hanna Export Services Corp.	Barbados
M.A. Hanna Plastics Group, Inc.	Michigan
MAG International (50% owned)	Delaware
Magenta Master Fibers S.r.l.	Italy
Magenta Master Fibers Co., Ltd.	China
NEU Specialty Engineered Materials, LLC	Ohio
Orangeville-Brampton Rail Access Group, Inc. (16.6% owned)	Canada
O'Sullivan Plastics, LLC	Nevada
Paramount Coal Company (50% owned)	Virginia
Pilot Knob Pellet Co. (50% owned)	Missouri
Polymer Diagnostics, Inc.	Ohio
PolyOne Belgium S.A.	Belgium
PolyOne Canada Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Corporation UK Limited	United Kingdom
PolyOne Costa Rica S.A.	Costa Rica
PolyOne CR s.r.o.	Czech Republic
PolyOne de Mexico Distribution, S. de R.L. de C.V.	Mexico
PolyOne de Mexico Manufacturing, S. de R.L. de C.V.	Mexico
PolyOne de Mexico S.A. de C.V.	Mexico
PolyOne Deutschland, GmbH	Germany
PolyOne Distribution Trading (Shanghai) Co. Ltd.	China
PolyOne (Dongguan) Vinyl Compounds Company Ltd.	China
PolyOne Engineered Films, LLC	Virginia
PolyOne España, S.L.	Spain
PolyOne Europe Finance S.à.r.l.	Luxembourg
PolyOne Europe Logistics S.A.	Belgium
PolyOne Europe S.à.r.l.	Luxembourg
PolyOne France S.A.S.	France
PolyOne Funding Corporation	Delaware
PolyOne Global S.à.r.l.	Luxembourg
PolyOne Hong Kong Holding Limited	Hong Kong
PolyOne Hungary, Ltd.	Hungary
PolyOne International Finance Unlimited Company	Ireland
PolyOne International Ltd.	British Virgin Islands
PolyOne International Real Estate Corporation	Ohio
PolyOne International Trading (Shanghai) Co., Ltd.	China
PolyOne Italy S.r.l.	Italy
PolyOne Japan K.K.	Japan
PolyOne Korea, Ltd.	Korea
PolyOne Laconian de Mexico Holding Company, S. de R.L. de C.V.	Mexico
PolyOne Limited	Cyprus
PolyOne LLC	Delaware
PolyOne Luxembourg S.à.r.l.	Luxembourg
PolyOne Management International Holding, S.à.r.l.	Luxembourg
PolyOne Management (Shanghai) Co. Ltd.	China

Name	Formation Jurisdiction
PolyOne Manufacturing S.à.r.l.	Luxembourg
PolyOne Mexico Holdings, LLC	Missouri
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polimeks Plastik Tic. ve San. A.S.	Turkey
PolyOne Polymers India Pvt. Ltd.	India
PolyOne Puerto Rico, LLC	Puerto Rico
PolyOne Shanghai, China	China
PolyOne Shenzhen Co. Ltd.	China
PolyOne Singapore Pte Ltd	Singapore
PolyOne Suzhou, China	China
PolyOne Sweden, A.B.	Sweden
PolyOne Tekno Polimer Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Tekno Ticaret Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Termoplásticos do Brasil Ltda.	Brazil
PolyOne Th. Bergmann GmbH	Germany
PolyOne (Thailand) Co., Ltd.	Thailand
PolyOne Vinyl Compounds Asia Holdings Limited	British Virgin Islands
RA Products, Inc.	Michigan
Regalite Plastics, LLC	Massachusetts
Rutland Group, Inc.	Delaware
Rutland Holding Company	Delaware
Rutland Intermediate Holding Company	Delaware
Rutland Plastics, Inc.	Florida
Seola ApS	Denmark
Shanghai Colorant Chromatics Co., Ltd.	China
Shawnee Holdings, LLC	Virginia
Spartech Luxembourg Holding Co. S.à.r.l.	Luxembourg
Spartech Mexico Holding Company	Missouri
Spartech Mexico Holding Company Two	Missouri
Spartech, S.A.S.	France
Syngold Exploration, Inc. (4.3% owned)	Canada
Uniplen Indústria de Polimeros Ltda.	Brazil